Exhibit 10.1

FORM OF STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”) is entered into as of the 7th day of February, 2014, by and among Mast Therapeutics, Inc., a Delaware corporation (“Parent”), the undersigned holder (“Stockholder”) of capital stock of Aires Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Company. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

A. Stockholder has executed and delivered this Agreement in connection with that certain Agreement and Plan of Merger, dated as of February 7, 2014, by and between Parent, the Company, AP Acquisition Sub, Inc. (“Merger Sub”) and Stockholders’ Representative (the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”) and the Company shall be the surviving corporation (the “Surviving Corporation”) following the Merger.

B. Whereas simultaneously herewith, the Stockholder has executed and delivered a written consent approving and adopting the Merger and the Merger Agreement (the “Written Consent”).

C. As of the date hereof, Stockholder holds that number of shares of capital stock of the Company (the “Company Shares”) set forth on the signature page hereto.

D. Upon the consummation of the Merger and in connection therewith, certain holders of capital stock of the Company shall receive a right to receive a portion of the Merger Consideration, which is comprised of shares of common stock, par value $0.001, of Parent (such shares issued as Merger Consideration, the “Parent Shares” together with the Company Shares, the “Shares”), subject to adjustment as provided in the Merger Agreement and if and when payable in accordance with the terms of the Merger Agreement, as more specifically set forth in the Merger Agreement and the Distribution Schedule.

E. Stockholder understands and acknowledges that Company and Parent are entitled to rely on (x) the truth and accuracy of Stockholder’s representations contained herein and (y) Stockholder’s performance of the obligations set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Stockholder shall not, at any time prior to the Restriction Expiration Date, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Parent Shares or securities convertible into or exercisable or exchangeable for capital stock of Parent, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Parent Shares or securities convertible into or exercisable or exchangeable for capital stock of Parent, or (iii) engage in any short selling of any Parent Shares or securities convertible into or exercisable or exchangeable for capital stock of Parent, except for transfers (A) to any trust for the direct benefit of Stockholder, (B) if such Stockholder is a natural person, to such Stockholder’s parents, siblings, spouse, children, nieces, nephews or grandchildren or any person sharing the Stockholder’s household (other than a tenant or employee), or a trust for the direct benefit of any of the foregoing, (C) by will or intestacy to Stockholder’s legal representative, (D) to an Affiliate (as defined under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder) of such Stockholder, or (E) distributions of securities to partners, members or stockholders of the Stockholder not involving a disposition for value; provided, however, that any such transfer described in clauses (A) – (E) above shall be permitted only if, as a condition to the effectiveness of such transfer, (x) the transferee agrees in writing to be bound to all of the terms set forth in this Agreement and (y) such transfer would not require the registration of such Parent Shares pursuant to any applicable federal, state or other securities laws or result in Parent being required to register any class of its equity securities with any Governmental Entity, and, with respect to clauses (D) and (E), unless waived by Parent, Parent shall receive a written opinion reasonably satisfactory to Parent and Parent’s counsel to such effect that such transfer would not require the registration of such Parent Shares. For clarity, the foregoing restrictions in this Section 1(a) shall apply only to transactions relating to the Parent Shares and not to transactions relating to securities of Parent acquired in any transactions other than pursuant to the Merger Agreement. As used herein, the term “Restriction Expiration Date” shall mean the sixth-month anniversary of the Closing Date.

(b) Stockholder shall not, at any time prior to the Effective Time, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Company Shares or securities convertible into or exercisable or exchangeable for capital stock of the Company, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Company Shares or securities convertible into or exercisable or exchangeable for capital stock of the Company, or (iii) engage in any short selling of any Company Shares or securities convertible into or exercisable or exchangeable for capital stock of the Company, except for transfers (A) to any trust for the direct benefit of Stockholder, (B) by will or intestacy to Stockholder’s legal representative, or (C) to an Affiliate (as defined under the Securities Act and the rules and regulations promulgated thereunder) of such Stockholder; provided, however, that any such transfer shall be permitted only if, as a condition to the effectiveness of such transfer, (x) the transferee agrees in writing to be bound to all of the terms set forth in this Agreement and (y) such transfer would not require the registration of such Company Shares pursuant to any applicable federal, state or other securities laws or result in the Company being required to register any class of its equity securities with any Governmental Entity.

(c) Except pursuant to the terms of this Agreement or that certain Second Amended and Restated Voting Agreement, dated April 17, 2013, by and among the Company and the founders, investors and significant holders listed therein (the “Company Voting Agreement”), Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement with respect to any of the Shares.

(d) Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

(e) At any time prior to the Proxy Expiration Date (as defined below), to the extent Stockholder holds capital stock of Parent, Stockholder agrees to enter into a lock-up agreement in a form reasonably requested by the underwriters for a public offering of the capital stock of Parent (an “Underwriter Lock-up Agreement”); provided, however, that (i) under no circumstances shall Stockholder be obligated to enter into, or otherwise restricted by, such an Underwriter Lock-up Agreement to the extent the lock-up period provided for therein extends past the date which is ninety (90) days from and following the date of the underwriting agreement relating to such offering; (ii) all executive officers and directors of Parent shall also have agreed not to sell publicly their shares of Parent’s capital stock in the offering on substantially the same terms; and (iii) no such Underwriter Lock-up Agreement related to such a public offering shall be amended, modified, waived or terminated unless each Underwriter Lock-up Agreement with all holders of capital stock of Parent is also amended, modified or waived in a similar manner or terminated.

(f) Any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Effective Time shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Company Shares.

2. Agreement to Vote Company Shares. At any time on or after the date of the Merger Agreement and prior to the Effective Time, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution or consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Company Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the Merger Agreement and the transactions contemplated thereby, (b) against any Proposal and (c) against any other matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated thereby; provided, however, that nothing in this Agreement shall preclude Stockholder from exercising full power and authority to vote the Company Shares in Stockholder’s sole discretion for or against any proposal submitted to a vote of the Company Stockholders to approve any payment which would, in the absence of such approval, constitute a parachute payment under Section 280G of the Internal Revenue Code of 1986 (as amended, the “Code”).

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Parent a duly executed irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”) with respect to (i) each and every meeting of stockholders of Parent or action or approval by written resolution or consent of stockholders of Parent from and after the Effective Time and through the date that is the thirty (30)-month anniversary of the Closing Date (the “Proxy Expiration Date”) covering the total number of Parent Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent and (ii) each and every meeting of Company Stockholders or action or approval by written resolution or consent of Company Stockholders from and after the date hereof and prior to the earlier of (A) the Effective Time or (B) termination of the Merger Agreement covering the total number of Company Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent related to the subject matter of Section 2 hereof. Notwithstanding anything to the contrary in this Agreement, such Proxy shall not apply to any proposal submitted to a vote of the Company Stockholders to approve any payment which would, in the absence of such approval, constitute a parachute payment under Section 280G of the Code, and Stockholder shall continue to have full power and authority to vote the Company Shares in Stockholder’s sole discretion for or against any such proposal. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder and shall not grant any subsequent proxies until after the Proxy Expiration Date. The parties hereby acknowledge that nothing in this Stockholders’ Agreement or the Proxy shall effect the Company’s existing drag along rights as set forth in Section 4 of the Company Voting Agreement.

4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as of the date hereof and as of the Effective Time as follows:

(a) Stockholder is the beneficial owner of the Company Shares set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto, (i) has held such Company Shares at all times since the date set forth on such signature page and (ii) did not acquire any such Company Shares in contemplation of the Merger. The Company Shares set forth on the signature page hereto constitute Stockholder’s entire interest in the outstanding capital stock of the Company. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Company Shares (other than, if Stockholder is a partnership, the rights and interest of persons and entities that own partnership interests in Stockholder under the partnership agreement governing Stockholder and applicable partnership law). The Company Shares are and will be at all times up until the Closing Date free and clear of any and all liens, claims, options, charges or other encumbrances, other than (x) restrictions on transfer arising under applicable securities laws and the Company’s Bylaws and (y) restrictions on transfer under this Agreement and the Existing Agreements (as defined below) to which the Stockholder is a party that will terminate as of the Closing. Stockholder’s principal residence or place of business is set forth on the signature page hereto.

(b) If Stockholder is an entity, Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Stockholder has all requisite power and authority (if Stockholder is an entity) or legal capacity (if Stockholder is a natural person) to enter into this Agreement, and each other agreement, document or certificate to which it, he or she may become a party pursuant to this Agreement or the Merger Agreement (each, a “Stockholder Ancillary Agreement”), and to perform its, his or her obligations under this Agreement and each Stockholder Ancillary Agreement. The execution and delivery of this Agreement and each Stockholder Ancillary Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, if any, on the part of Stockholder. This Agreement has been, and on the Closing Date each Stockholder Ancillary Agreement will have been, duly executed and delivered by Stockholder and constitutes, or when executed by Stockholder shall constitute, a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

(c) No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Person (not including a Governmental Entity) or to the knowledge of the Stockholder, any Governmental Entity, is necessary or required to be made or obtained by Stockholder to enable Stockholder to lawfully execute and deliver, enter into, and perform its, his or her obligations under this Agreement or any Stockholder Ancillary Agreement.

(d) Stockholder understands and agrees that, pursuant to the Merger Agreement, (i) Stockholder has certain obligations to indemnify Parent and certain other Parent Indemnitees as and to the extent set forth in the Merger Agreement and (ii) a portion of the Closing Consideration to which Stockholder may otherwise be entitled shall constitute security for those obligations and part of which will be held back as the Holdback Amount.

(e) There is no private or governmental action, suit, proceeding, claim, mediation, arbitration or investigation pending before any Governmental Entity (each of the foregoing, an “Action”) against Stockholder that relates in any way to this Agreement, the Merger Agreement, any Stockholder Ancillary Agreement or any of the transactions contemplated hereby or thereby. To the knowledge of Stockholder, (a) no such Action has been threatened and (b) there is no reasonable basis for any such Action.

(f) Stockholder is not, in his/her/its capacity as such, obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of the Merger Agreement or in connection with the Merger or any other transaction contemplated by the Merger Agreement. Neither Parent nor the Surviving Corporation shall incur any Liabilities, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of the Merger Agreement or the Merger or any other transaction contemplated by the Merger Agreement.

(g) The Stockholder shall observe and comply with the Securities Act, and any and all other applicable federal or state securities laws, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Parent Shares or any part thereof.

(h) To the extent received by Stockholder, the Parent Shares will be acquired for investment for the Stockholders’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Stockholder further represents that such Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Parent Shares.

(i) The Stockholder is, and at the Closing will be, an “accredited investor” within the meaning of Rule 501 under the Securities Act, as presently in effect. Stockholder has substantial experience in evaluating and investing in securities of companies and acknowledges that it has the capacity to protect its own interests in connection therewith, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Parent Shares. If other than an individual, Stockholder also represents it has not been organized for the purpose of acquiring the Parent Shares.

(j) Stockholder has received or has had full access to the most recent annual report of Parent on Form 10-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and each subsequent report or document filed by Parent with the Securities and Exchange Commission (the “SEC”) under Sections 13(a), 14 and 15(d) of the Exchange Act, and any other information Stockholder considered necessary or appropriate to make an informed investment decision with respect to the Merger and the Parent Shares, in each case a reasonable period of time prior to entering into this Agreement. Stockholder has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the Merger Agreement and to obtain additional information necessary to verify any information furnished to Stockholder or to which Stockholder had access, in each case a reasonable period of time prior to entering into this Agreement. Stockholder further understands and acknowledges that Parent may raise additional funds in the future through debt or equity financings to support its operations and any future equity financing could result in dilution to Stockholder and any future debt financing could likely involve covenants restricting Parent’s business activities.

(k) Stockholder understands that the Parent Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Stockholder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(l) Subject to terms of any Underwriter Lock Up Agreement, Stockholder shall not offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Parent Shares until the trading day after the Restriction Expiration Date and unless at that time either:

(i) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act or is pursuant to an effective registration statement;

(ii) counsel representing Stockholder, reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent and Parent’s counsel, and upon which Parent and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed offer, sale, exchange, transfer, pledge or other disposition; or

(iii) an authorized representative of the SEC shall have rendered written advice to Stockholder (sought by Stockholder or counsel to Stockholder, with a copy thereof and of all other related communications delivered to Parent) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

5. Covenants of Stockholder. Stockholder hereby covenants to Parent, as follows:

(a) Stockholder (in its, his or her capacity as such) shall not, directly or indirectly, take any action prohibited by Section 5.1 of the Merger Agreement.

(b) Stockholder hereby irrevocably and unconditionally waives and agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under Section 262 of the Delaware General Corporation Law or, if applicable, Chapter 13 of the California Corporations Code) or could potentially have or acquire in connection with the execution and delivery of the Merger Agreement or the consummation of the Merger.

(c) Stockholder hereby agrees not to modify, revoke or rescind the Written Consent or any resolution contained therein and further agrees not to adopt any resolutions modifying, rescinding or revoking the Written Consent or any resolution contained therein or otherwise precluding approval of the Merger, the Merger Agreement or the adoption of the Merger Agreement, unless and until the Merger Agreement is terminated pursuant to Article 8 thereof. Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (a) challenges the validity of or seeks to enjoin the operation of any provision of the Written Consent or this Agreement or the execution and delivery of the Merger Agreement or the consummation of the Merger and the other transactions contemplated thereby or (b) alleges that the execution and delivery of the Written Consent or this Agreement by Stockholder, either alone or together with the other written consents or voting or stockholder agreements and proxies to be delivered in connection with the execution of the Merger Agreement, breaches any fiduciary duty, whether of the board of directors of the Company or any member thereof or of any holder of capital stock of the Company.

(d) Stockholder has received and reviewed and understands the terms of the Merger Agreement and agrees to be bound by the terms and conditions of those provisions of the Merger Agreement purporting to bind the Company Stockholders, including, without limitation, the designation and empowerment of the Stockholders’ Representative, and any and all provisions relating to the Holdback Amount and any and all indemnification obligations of the Company Stockholders.

6. Releases. Stockholder acknowledges and agrees, on behalf of itself (or, as applicable, himself or herself) and each of its (or, as applicable, his or her) current or former affiliates, officers, directors, employees, managers, general partners, principals, advisors, agents, servants, or other representatives (including without limitation attorneys, accountants, consultants, bankers and financial advisors), heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (each a “Releasing Party”) that:

(a) Releasing Party (i) has no Claims (defined below), (ii) has not transferred or assigned, or purported to transfer or assign, any Claims and (iii) shall not transfer or assign, or purport to transfer or assign, any Claims, in each case, relating to the Company against the Company, Parent or Merger Sub, or their respective current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, servants, stockholders, members, investors, equity holders or other representatives (including without limitation attorneys, accountants, consultants, bankers and financial advisors), successors or assigns (collectively, the “Released Parties”).

(b) Releasing Party hereby irrevocably and unconditionally releases and forever discharges the Released Parties from any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) relating to the Company (collectively, “Claims”); provided, however, that the foregoing release shall not cover (i) rights of Company Stockholders under the Merger Agreement or any other rights that Stockholder may have under this Agreement, or any Stockholder Ancillary Agreement, (ii) if Stockholder is a present or former employee of the Company, rights to earned but unpaid cash compensation and unpaid vacation, or unreimbursed business expenses incurred in the ordinary course and reimbursable pursuant to the Company’s business expense policy, (iii) rights to separation benefits (e.g., severance, equity acceleration) upon termination of service in connection with the Merger, (iv) Claims under the Benefit Plans, if any, or (v) Claims for exculpation, indemnification or advancement of expenses from the Company, if any (whether pursuant to any agreement, the Company’s certificate of incorporation, the Company’s by-laws or any Law).

(c) Releasing Party acknowledges and agrees that it, he or she is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Releasing Party hereby waives and relinquishes any rights and benefits that Releasing Party may have under Section 1542 or any similar statute or common law principle of any jurisdiction. Releasing Party acknowledges that it, he or she may hereafter discover facts in addition to or different from those that Releasing Party now knows or believes to be true with respect to the subject matter of this release, but it is Releasing Party’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in the proviso included in subsection (b) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

(d) Releasing Party acknowledges and agrees that it, he or she (i) has read this release and understands its terms and has been given an opportunity to ask questions of the Company’s representatives, and (ii) does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise.

(e) This release is effective upon, and subject to, the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement in accordance with its terms.

(f) For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, “Releasing Party” shall not include any stockholder, member, limited partner, other equity holder or any portfolio company of a Stockholder that is in the business of making investments in companies.

7. Appointment of Stockholders’ Representative. The Stockholders’ Representative has been designated, and Stockholder hereby confirms the designation of the Stockholders’ Representative, as the representative of Stockholder and as the attorney-in-fact and agent for and on behalf of Stockholder with respect to claims for indemnification under Article 9 of the Merger Agreement and the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by the Stockholders’ Representative under the Merger Agreement, including without limitation the exercise of all powers, authority and responsibilities set forth in Section 9.10 of the Merger Agreement.

8. Confidentiality. Except with the prior written consent of Parent, from the date hereof and until the later of (i) the date of *** , and (iii) solely with respect to any terms in the Merger Agreement or any ancillary documents thereto for which Parent obtains confidential treatment from the SEC, the date such confidential treatment expires and is not renewed or pending renewal by Parent, Stockholder agrees to keep confidential and not disclose (other than to its officers, directors, employees, trustees, beneficiaries, attorneys and other advisors with a bona fide need to know, or any general partner, limited partner, member, subsidiary or parent (and their respective representatives) for the purpose of evaluating its investment in the Company, provided that such Persons have an obligation or duty of confidentiality, whether pursuant to the ethical or professional rules of such Person’s profession or have agreed to confidentiality restrictions at least as restrictive as those contained herein) (a) the terms and conditions and existence of this Agreement and Stockholder Ancillary Agreements and the Merger Agreement and the transactions contemplated hereby and thereby, (b) matters regarding the interpretation, performance, breach or termination hereof or thereof, and (c) all confidential and/or proprietary information of the Company or Parent (including, without limitation, Company Intellectual Property) obtained by Stockholder or its directors, officers, employees, agents or representatives prior to the Effective Time, except to the extent that (i) such information has otherwise been made public, (ii) any such information is reasonably necessary for enforcing Stockholder’s rights hereunder or thereunder, (iii) any such information is disclosed to any Governmental Entity or arbitrators in connection with any legal or other proceedings involving a dispute between Stockholder and Parent, (iv) any such information is independently developed by Stockholder without reference or usage of any information that would otherwise be considered confidential and/or proprietary information of the Company or Parent (including, without limitation, Company Intellectual Property) hereunder, (v) Stockholder is required by applicable Law to divulge or disclose any such information (in which case Stockholder shall promptly notify Parent in advance of disclosing such information and use commercially reasonable efforts to cooperate with Parent to limit such disclosure to the extent permitted under applicable Law), or (vi) disclosure or use of such information by any Stockholder who remains an employee or consultant of the Company, solely in connection with the performance of Stockholder’s responsibilities and in accordance with any other confidentiality obligations or Company policies that such Stockholder may be subject to. *** .

9. Termination of Existing Agreements. Each Stockholder and the Company hereby agrees that the following agreements (to the extent the Stockholder is a party thereto) shall terminate effective as of the Effective Time without the need for any further action: the Second Amended and Restated Investor Rights Agreement, dated April 17, 2013, by and between the Company and the investors listed on Schedule A thereto; the Second Amended and Restated Voting Agreement, dated April 17, 2013, by and among the Company and the founders, investors and significant holders listed on Schedule A thereto; and the Second Amended and Restated Co-Sale Agreement, dated April 17, 2013, by and among the Company and the founders, investors and other holders listed on Schedule A thereto (collectively, the “Existing Agreements”). Each Stockholder further agrees that following the Effective Time such agreements shall no longer be in force or effect and that following the Effective Time any and all rights of such Stockholder under such agreements shall be terminated. Following the termination of the Merger Agreement, this covenant and agreement to terminate shall have no further force or effect and be deemed null and void.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

10. Miscellaneous.

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice) or sent via facsimile (with confirmation of receipt) or electronic mail to the parties hereto if a facsimile number or an e-mail address is provided below (or is provided subsequently by a party by notice given pursuant to this provision):

(i)	if to Parent, to:

Mast Therapeutics, Inc.

12390 El Camino Real, Suite 150,

San Diego, California

Attention: Brian Culley

Facsimile No.: (858) 552-0876

with	a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 100

San Diego, CA 92121

Attention: Michael Kagnoff

Facsimile No.: (858) 638-5122

(ii)	if to the Company, to:

Aires Pharmaceuticals, Inc.

4365 Executive Drive Suite 1500

San Diego, CA 92121

Facsimile No.: (858) 366-9671

with	a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Cheston J. Larson

Facsimile No.: (858) 523-5450

(iii) if to Stockholder, at the address set forth below Stockholder’s signature at the end hereof, or, at the election of Parent, to the Stockholders’ Representative at the address set forth below.

Fortis Advisors LLC

Attention: Notice Department

Facsimile No.: (858) 408-1843

Email: notices@fortisrep.com

10.2 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or an Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written.

10.3 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation of this Agreement or the Proxy, Parent shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives the defense that there is an adequate remedy at law or that the award of specific performance, injunctive relief or other means available in equity is not an appropriate remedy for any reason of law or equity and waives any requirement for the security or posting of any bond in connection with such enforcement.

10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

10.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including the proxies granted by Stockholder pursuant to Section 3) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in Section 1(a) and Section 1(b), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment or delegation that is not consented to shall be null and void, except this Agreement, together with any rights, interests or obligations of Parent hereunder, may be assigned or delegated in whole or in part by Parent without the prior written consent of the Stockholder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties hereto and their respective permitted successors and assigns (including, without limitation, any Person to whom any Shares are sold, transferred or assigned pursuant to Section 1). All authority conferred herein shall survive the death or incapacity of the Stockholder and in the event of Stockholder’s death or incapacity, any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

10.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their reasonable best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

10.9 Additional Documents, Etc. Stockholder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Parent to deliver a copy of this Agreement to Company and hereby agrees that each of Company and Parent may rely upon such delivery as conclusively evidencing the representations, warranties, covenants, releases and waivers of Stockholder, in each case for purposes of all agreements and instruments to which such representations, warranties, covenants, releases and/or waivers are applicable or relevant.

10.10 Term; Termination; Waiver.

(a) This Agreement shall not be effective unless and until the Merger Agreement is executed by all parties thereto and shall thereafter remain in effect in accordance with its terms unless and until terminated in accordance with this Section 10.10.

(b) This Agreement and the parties’ obligations provided herein shall automatically terminate, without any notice or other action by any Person, upon the termination of the Merger Agreement pursuant to Section 8.1(a) thereof. Upon such automatic termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement, provided, however, that the provisions of Sections 6, 8 and 10 shall survive the termination of this Agreement.

(c) Sections 1(b) and 2 and the Irrevocable Proxy with respect to the Company Shares under Section 3 shall expire and terminate at the earlier of (i) the termination of the Merger Agreement pursuant to Section 8.1(a) thereof, and (ii) the Effective Time.

(d) Section 1(c) and the Irrevocable Proxy with respect to the Parent Shares shall expire and terminate on the earlier of the (i) the termination of the Merger Agreement pursuant to Section 8.1(a) thereof and (ii) the Proxy Expiration Date. Stockholder acknowledges and understands that the specific date on which the Proxy Expiration Date will occur is not presently known.

(e) Stockholder hereby waives all notice and other applicable provisions under the Existing Agreements to which the Stockholder is a party and the Company Certificate of Incorporation with respect to the transactions contemplated by the Merger Agreement.

10.11 Acknowledgements. Each party to this Agreement acknowledges that (a) Latham & Watkins LLP, counsel for the Company, represented the Company in connection with the Merger and related transactions, (b) DLA Piper LLP (US), counsel for Parent, represented Parent and Merger Sub in connection with this Agreement, the Merger and related transactions, (c) neither such firm has represented Stockholder in connection with this Agreement, the Merger or otherwise and (d) Stockholder acknowledges that it, he or she has had the opportunity to consult with its, his or her own counsel.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be executed as of the date first above written.

MAST THERAPEUTICS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO STOCHOLDER AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be executed as of the date first above written.

AIRES PHARMACEUTICALS, INC.

By:
Name:	Wendy Johnson
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO STOCHOLDER AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be executed as of the date first above written.

Name of Stockholder:

Address:

(Print Telephone Number)

(Social Security or Tax I.D. Number)

Company Shares beneficially owned on the date hereof:

__________ shares of Common Stock

_________ shares of Series A Preferred Stock

_________ shares of Series B-1 Preferred Stock

_________ shares of Series B-2 Preferred Stock

_________ shares of Series C-1 Preferred Stock

_________ shares of Series C-2 Preferred Stock

State of Residence:

[SIGNATURE PAGE TO STOCHOLDER AGREEMENT]

STOCKHOLDER AGREEMENT & WRITTEN CONSENT OF THE STOCKHOLDERS

SPOUSAL CONSENT

I                             , spouse of                         , have read and approve the foregoing Stockholder Agreement, including the attached Proxy, (the “Agreement”), and the written consent of the stockholders of Aires Pharmaceuticals, Inc. (the “Consent”). In consideration of the terms and conditions as set forth in the Agreement and the matters set forth in the Consent, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement and the Consent, and agree to be bound by the provisions of the Agreement and the Consent insofar as I may have any rights or obligations in the Agreement or in the Consent under the community property laws or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement or the Consent.

Date_____________________________________________________

Signature of Spouse_________________________________________

Printed Name of Spouse______________________________________

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

MAST THERAPEUTICS, INC. and AIRES PHARMACEUTICALS, INC.

The undersigned stockholder (each a “Stockholder”) of Aires Pharmaceuticals, Inc., a Delaware corporation (“Company”), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law) appoints (i) the officers of Mast Therapeutics, Inc., a Delaware corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to each and every meeting of stockholders of Parent or action or approval by written resolution or consent of stockholders of Parent from and after the Effective Time and through the date that is the thirty (30)-month anniversary of the Closing Date (the “Proxy Expiration Date”) covering the total number of shares of capital stock of Parent issued to such Stockholder as Merger Consideration pursuant to the Merger Agreement (defined below) (such shares issued as Merger Consideration, the “Parent Shares”) in respect of which the undersigned is entitled to vote at any such meeting or in connection with any such written consent and (ii) the officers of the Company, and each of them, or any other designee of the Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company from and after the date hereof and prior to the earlier of (A) the Effective Time or (B) termination of the Merger Agreement covering the total number of number of shares of capital stock of the Company (the “Company Shares” and together with the Parent Shares, the “Shares”) in respect of which such Stockholder is entitled to vote at any such meeting or in connection with any such written consent related to the subject matter of Section 2 of the Stockholder Agreement (defined below). Notwithstanding anything to the contrary in this Agreement, this Irrevocable Proxy shall not apply to any proposal submitted to a vote of the Company Stockholders to approve any payment which would, in the absence of such approval, constitute a parachute payment under Section 280G of the Code, and such Stockholder shall continue to have full power and authority to vote the Company Shares in such Stockholder’s sole discretion for or against any such proposal. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Proxy Expiration Date (as defined below). Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

This Irrevocable Proxy is irrevocable (to the fullest extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Stockholder Agreement dated as of even date herewith by and between Parent and the undersigned (the “Stockholder Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, dated as of February 7, 2014, by and between Parent, Company, AP Acquisition Sub, Inc. (“Merger Sub”) and Stockholders’ Representative (the “Merger Agreement”), which agreement provides for the merger of Company with and into Merger Sub (the “Merger”).

This Irrevocable Proxy with respect to the Company Shares shall expire and terminate at the earlier of (i) the termination of the Merger Agreement pursuant to Section 8.1(a) thereof, and (ii) the Effective Time (as defined in the Merger Agreement). This Irrevocable Proxy with respect to the Parent Shares shall expire and terminate on the earlier of the (i) the termination of the Merger Agreement pursuant to Section 8.1(a) thereof and (ii) the Proxy Expiration Date. The undersigned Stockholder acknowledges and understands that the specific date on which the Proxy Expiration Date will occur is not presently known. As used herein, the term “Proxy Expiration Date” shall mean the thirty (30) month anniversary of the Closing Date (as defined in the Merger Agreement).

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Proxy Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Company or Parent, as applicable, and in every written consent in lieu of such meeting, to the extent related to the subject matter of Section 2 or Section 3 of the Stockholder Agreement, as applicable. However, this Irrevocable Proxy with respect to the Company Shares shall not apply to any proposal submitted to the Company Stockholders to approve any payment which would, in the absence of such approval, constitute parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended, and the undersigned Stockholder shall continue to have full power and authority to vote the Shares in the undersigned’s sole discretion for or against any such proposal and/or any other matter not specifically described as a Proposal in the Stockholder Agreement.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Parent. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically at 5:30 p.m. (Pacific time) the Proxy Expiration Date.

[Remainder of Page Left Intentionally Blank]

Dated: _____________, ____

Name of Stockholder: ___________________

Address:

Company Shares beneficially owned on the date hereof:

_________ shares of Common Stock

_________ shares of Series A Preferred Stock

_________ shares of Series B-1 Preferred Stock

_________ shares of Series B-2 Preferred Stock

_________ shares of Series C-1 Preferred Stock

_________ shares of Series C-2 Preferred Stock

[SIGNATURE PAGE TO IRREVOCABLE PROXY]